Exhibit (p)(3)

                                  SCUDDER FUNDS

                                 CODE OF ETHICS
                                 --------------

                               As of April 5, 2002

         While affirming its confidence in the integrity and good faith of all of its officers and directors (references to a "director" apply to a trustee if the Fund is a business trust), the Fund recognizes that the knowledge of present or future portfolio transactions and/or, in certain instances, the power to influence portfolio transactions which may be possessed by certain of its officers or directors, could place such individuals, if they engage in personal securities transactions, in a position where their personal interests may conflict with that of the Fund. In view of this and of the provisions of Rule 17j-1(b) under the Investment Company Act of 1940, as amended ("1940 Act"), the Fund has determined to adopt this Code of Ethics to specify and prohibit certain types of personal securities transactions that may create conflicts of interest and to establish reporting requirements and enforcement procedures.

         This Code is divided into three parts. The first part contains provisions applicable to officers and directors who are also either officers, directors or employees of Deutsche Investment Management Americas Inc. (or an affiliate thereof), which is the investment adviser to the Fund (the "Adviser"); the second part pertains to directors and honorary directors unaffiliated with the Adviser; and the third part contains record-keeping and other general provisions.

         The Adviser imposes stringent reporting requirements and restrictions on the personal securities transactions of its personnel. The Fund has determined that the high standards established by the Adviser may be appropriately applied by the Fund to its officers and those of its directors who are affiliated with the Adviser and, accordingly, may have frequent opportunities for knowledge of and, in some cases, influence over, Fund portfolio transactions.

         In the experience of the Fund, directors and honorary directors who are unaffiliated with the Adviser have comparatively less current knowledge and considerably less influence over specific purchases and sales of securities by the Fund. Therefore, this Code contains separate provisions applicable to unaffiliated directors.

I.       Rules Applicable to Fund Officers and Directors Employed by the Adviser
         -----------------------------------------------------------------------
         or by an Affiliate thereof.
         --------------------------

         A.       Incorporation of Codes of Ethics of Zurich Scudder
                  --------------------------------------------------
                  Investments, Inc. and Deutsche Asset Management
                  -----------------------------------------------

                  (1) All parts of the Code of Ethics of Zurich Scudder Investments, Inc. (the "ZSI Code"), which is attached as Appendix A hereto, other than Part 5, Part 7 and Part 8, are hereby incorporated herein by reference as the Fund's Code of Ethics applicable to officers and directors of the Fund who, on or before April 5, 2002, were officers, directors or employees of ZSI or an affiliate thereof.

                  (2) Compliance with Parts 1-4, 6, 9 and 10 of the ZSI Code is deemed to satisfy the reporting and compliance requirements of the Fund's Code. A violation of any of these Parts of the ZSI Code shall constitute a violation of the Fund's Code.

                  (3) All parts of the Code of Ethics of Deutsche Asset Management (the "DeAM Code"), which is attached as Appendix B hereto, except Part VI, are hereby incorporated herein by reference as the Fund's Code of Ethics applicable to officers and directors of the Fund who, on or before April 5, 2002, were officers, directors or employees of DeAM or an affiliate thereof.

                  (4) Compliance with Parts I-V and VII-VIII of DeAM's Code of Ethics is deemed to satisfy the reporting and compliance requirements of the Fund's Code. A violation of these parts of DeAM's Code of Ethics shall constitute a violation of the Fund's Code.

                  (5) The ZSI Code and DeAM Code will be referred to herein as the Adviser's Codes of Ethics.

         B.       Reports.
                  -------

                  (1) Officers and directors of the Fund who are also officers, directors or employees of the Adviser shall file the reports required under the Adviser's Codes of Ethics, as applicable, with a Fund officer designated from time to time by the board of directors to receive such reports or with such Fund officer's designee (the "Review Officer").

                  (2) The Review Officer shall submit all of his/her reports with respect to his/her personal holdings and personal securities transactions to an individual designated to receive his/her reports ("Alternate Review Officer"), who shall act in all respects in the manner prescribed herein for the Review Officer.

                  (3) A report filed with the Review Officer (or in the case of a report of the Review Officer, with the Alternate Review Officer) shall be deemed to be filed with each of the registered investment companies sponsored and/or managed by the Adviser of which the reporting individual is an officer or director.

         C.       Review.
                  ------

                  (1) The Review Officer shall compare the reported personal holdings and personal securities transactions with completed and contemplated portfolio transactions of the Fund to determine whether a violation of this Code may have occurred. Before making any determination that a violation has been committed by any person, the Review Officer shall give such person an opportunity to supply additional explanatory material.

                  (2) If the Review Officer determines that a violation of this Code has or may have occurred, he/she shall submit his/her written determination, together with the reports and any additional explanatory material provided by the individual to the Deutsche Asset Management Compliance Department (the "Compliance Department"), who shall make an independent determination of whether a violation has occurred.

         D.       Sanctions.
                  ---------

                  (1) If the Compliance Department finds that a violation has occurred, it shall impose upon the individual such sanctions as deemed appropriate and, if the violation or the sanction is deemed material, shall report the violation and the sanction imposed to the board of directors of the Fund. The sanctions that may be imposed hereunder include, without limitation, reversing the improper personal securities transaction and/or disgorging any profit realized, censure, imposition of restrictions on personal trading, fines, and/or termination of employment.

                  (2) No person shall participate in a determination of whether he/she has committed a violation of the Code or of the imposition of any sanction against himself/herself. If a securities transaction of a member of the Compliance Department is under consideration, the remaining members of the Compliance Department shall make the determination of whether a violation has occurred and any sanction.

II.      Rules Applicable to Unaffiliated Directors and Honorary Directors.
         -----------------------------------------------------------------

         A.       Definitions.
                  -----------

                  (1) "Beneficial ownership" shall be interpreted in the same manner as it would be under Rule 16a-1 (a)(2) under the Securities Exchange Act of 1934, as amended, except that the determination of direct or indirect beneficial ownership shall apply to all securities that an unaffiliated director has or acquires.

                  (2) "Control" shall have the same meaning as that set forth in
                  Section 2(a)(9) of the 1940 Act. Section 2(a)(9) provides in general that "control" means the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company.

                  (3) "Derivative" means options, futures contracts, options on futures contracts, swaps, caps and the like, where the underlying instrument is a security, a securities index, a financial indicator, or a precious metal.

                  (4) "Disinterested director" means a director or honorary director of the Fund who is not an "interested person" of the Fund within the meaning of Section 2(a)(19) of the 1940 Act.

                  (5) "Purchase or sale of a security" includes, among other things, the writing of an option to purchase or sell a security.

                  (6) "Security" shall have the same meaning as that set forth in Section 2(a)(36) of the 1940 Act (in effect, all securities), except that it shall not include direct obligations of the United States Government, bankers' acceptances, bank certificates of deposit, commercial paper, other high quality short-term debt instruments, including repurchase agreements, and shares issued by registered open-end investment companies. The term "security" includes any separate security which is convertible into, exchangeable for or which carries a right to purchase a security and also includes derivatives.

                  (7) "Unaffiliated director" means, for purposes of this Code, a director or honorary director of the Fund who is not a director, officer or employee of the Adviser, DeAM or an affiliate thereof.

         B.       Prohibited Purchases and Sales.
                  ------------------------------

                  No unaffiliated director shall purchase or sell, directly or indirectly, any security with respect to a security in which he/she has or by reason of such transaction acquires, any direct or indirect beneficial ownership and which to his/her actual knowledge at the time of such purchase or sale:

                  (1) is being considered for purchase or sale by the Fund or the Adviser, or was being so considered, within the most recent 15 days; or

                  (2) is being purchased or sold by the Fund or was purchased or sold by the Fund within the most recent 15 days.

                  A security will be deemed "being considered for purchase or sale" when a recommendation formulated by the Adviser to purchase or sell a security has been communicated to a Fund portfolio manager.

         C.       Preclearance.
                  ------------

                  Unaffiliated directors are not generally required to preclear their personal trades. In the event any such director has, however, within the 15 days prior to the personal trade he/she is considering, learned about a specific security or company from a Fund officer or other person in a position to know about contemplated Fund transactions, preclearance with a Pre-Clearing Officer is required prior to trading such security or in any other security issued by such company.

         D.       Exempted Transactions.
                  ---------------------

                  The Prohibitions of Section IIB and the procedures designated in Section IIC of this Code shall not apply to:

                  (1) purchases or sales effected in any account over which the unaffiliated director has no direct or indirect influence or control;

                  (2) purchases or sales which are non-volitional on the part of either the unaffiliated director or the Fund (that is, purchases which are part of an automatic dividend reinvestment plan, demutualizations, stock splits, stock gained from mergers or spin-offs, automatic tender offers or stock dividends);

                  (3) purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities to the extent such rights were acquired from such issuer (as opposed to the purchase or sale of such rights or the sale of securities received upon exercise of rights);

                  (4) purchases or sales of securities which are not permitted to be held or acquired by the Fund, provided that the securities that are the subject of the transaction are not convertible or exercisable into securities which are permitted to be held or acquired by the Fund; and

                  (5) purchases or sales previously approved and confirmed in writing by a Pre-Clearing Officer appointed from time to time by the Board for this purpose.

                  If in doubt, directors should discuss their situations with the Review Officer prior to relying on one of the exceptions listed above.

         E.       Reporting.
                  ---------

                  (1) Unaffiliated but not Disinterested Directors. Every unaffiliated director who is not a disinterested director shall file with the Review Officer, or his/her designee, a quarterly transaction report containing the information described in Section IIE(3) of this Code with respect to transactions in any security in which such person has, or by reason of such transaction acquires, any direct or indirect beneficial ownership, whether or not one of the exemptions listed in IID applies; provided, however, that no person shall be required to make a report with respect to (a) non-volitional transactions of the type described above or (b) transactions effected for any account over which such person does not have any direct or indirect influence or control. Each such director shall also file with the Review Officer, or his/her designee, the holdings reports containing the information described in Section IIE(6) below.

                  (2) Disinterested Directors. Disinterested directors do not need to report personal security transactions or personal holdings. However, every disinterested director shall file with the Review Officer, or his/her designee, a quarterly transaction report containing the information described in
                  Section IIE(3) of this Code with respect to transactions in any security in which such disinterested director has, or by reason of such transaction acquires, any direct or indirect beneficial ownership, whether or not one of the exemptions listed in Section IID applies, if such director at the time of that transaction, knew or, in the ordinary course of fulfilling his/her official duties as a director of the Fund, should have known that, during the 15-day period immediately preceding or after the date of the transaction by the director: (i) such security was purchased or sold by the Fund; or (ii) such security was being considered for purchase or sale by the Fund or the Adviser or DeAM; provided, however, that in any case, a disinterested director shall not be required to make a report with respect to (a) non-volitional transactions of the type described above or (b) transactions effected for any account over which such person does not have any direct or indirect influence or control.

                  (3) Every quarterly transaction report shall indicate the date it was submitted and be made not later than 10 days after the end of the calendar quarter in which the transaction to which the report relates was effected. Attachment A shall be used to report transactions required to be reported pursuant hereto.

                  (4) Every report concerning a purchase or sale, including those prohibited under Section IIB hereof, with respect to which the reporting person relies upon one of the exemptions provided in Section IID shall contain a brief statement of the exemption relied upon and the circumstances of the transaction.

                  (5) Within ten (10) days of commencing service as a director, each unaffiliated director who is not disinterested must report all holdings of securities in which he/she has beneficial ownership (use Attachment B). These directors must file such reports even if they have no holdings.

                  (6) Any transaction or holdings report may contain a statement that the report shall not be construed as an admission by the person making such report that he/she has any direct or indirect beneficial ownership in the security to which the report relates.

                  (7) Annually, all directors shall also submit an "Annual Acknowledgement of Obligations Under the Fund's Code of Ethics" (use Attachment C) within 30 days of such report being requested from a director by the Review Officer or his/her designee.

         F.       Review.
                  ------

                  (1) The Review Officer or his/her designee shall compare the reported personal holdings and personal securities transactions with completed and contemplated portfolio transactions of the Fund to determine whether any transactions ("Reviewable Transactions") listed in Section IIB may have occurred.

                  (2) If a Reviewable Transaction may have occurred, the Review Officer shall submit the report and pertinent information concerning completed or contemplated portfolio transactions of the Fund to counsel for the unaffiliated directors and, in the event the unaffiliated directors do not have their own counsel, counsel to the Fund. Such counsel shall determine whether a violation of this Code may have occurred. Before making any determination that a violation has been committed by an unaffiliated director, such counsel shall give such person an opportunity to supply additional information regarding the transaction in question.

         G.       Sanctions.
                  ---------

                  If such counsel determines that a violation of this Code has occurred, such counsel shall so advise a committee consisting of the unaffiliated directors, other than the person whose transaction is under consideration, and shall provide the committee with the report, the record of pertinent actual or contemplated portfolio transactions of the Fund and any additional material supplied by such person. The committee, at its option, shall either impose such sanction as it deems appropriate or refer the matter to the board of directors, which shall impose such sanctions as are deemed appropriate. The sanctions that may be imposed hereunder include, without limitation, reversing the improper personal securities transaction and/or disgorging any profit realized, censure, imposition of restrictions on personal trading and fines.

III.     Miscellaneous.
         -------------

         A.       Amendments to Fund's and Adviser's Codes of Ethics.
                  --------------------------------------------------

                  Any material amendments to this Code shall be approved by the board of directors of the Fund. Any amendment to the parts of the Adviser's Codes of Ethics incorporated herein shall be deemed an amendment to Section IA of this Code provided that any material amendment to any part of the Adviser's Codes of Ethics incorporated herein must be approved by the board of directors of the Fund within six (6) months of the change.

         B.       Annual Report.
                  --------------

                  The Review Officer, his/her designee or the Alternate Review Officer shall report annually to the board of directors concerning issues arising under this Code or existing procedures and any material changes to those procedures, as well as any material violations and sanctions imposed during the past year which related to the Fund. Such report shall be in writing and include any certification required by law. Such report may be made jointly with the report provided by the Adviser pursuant to the Adviser's Code or, if made separately, need not duplicate information provided in the Adviser's report.

         C.       Records.
                  -------

                  The Fund shall maintain records in the manner and to the extent set forth below, which records may be maintained on microfilm or such other medium permitted under Rule 31a-2(f) under the 1940 Act and shall be made available for examination by representatives of the Securities and Exchange Commission.

                  (1) A copy of this Code and any other code which is, or at any time within the past five years has been, in effect shall be preserved in an easily accessible place;

                  (2) A record of any violation of such code(s) of ethics and of any action taken as a result of such violation shall be preserved in an easily accessible place for a period of not less than five years following the end of the fiscal year in which the violation occurs;

                  (3) A copy of each report made by an officer or director pursuant to such code(s) of ethics, including any information provided in lieu of such reports, shall be preserved for a period of not less than five years from the end of the fiscal year in which it is made or the information is provided, the first two years in an easily accessible place;

                  (4) A list of all persons who are, or within the past five years have been, required to make reports pursuant to such code(s) of ethics shall be maintained in an easily accessible place;

                  (5) A list of names of all persons who are, or within the past five years, have been responsible for reviewing any transaction or holdings reports filed pursuant to such code(s) shall be maintained in an easily accessible place; and

                  (6) A copy of each report made to the board of directors pursuant to such code(s) shall be maintained for at least five
                  (5) years after the end of the fiscal year in which it was made, the first two (2) years in an easily accessible place.


                  (7) A record of any decision, and the reasons supporting the decision, to approve the acquisition by Investment Personnel (as such term is defined in Rule 17j-1(a)(7)) of securities under paragraph (e) of Rule 17j-1 for at least five (5) years after the end of the fiscal year in which the approval is granted.

         D.       Confidentiality.
                  ---------------

                  All reports of securities transactions and any other information filed with the Fund pursuant to this Code shall be treated as confidential, except as otherwise provided herein.

         E.       Interpretation of Provisions.
                  ----------------------------

                  The board of directors may from time to time adopt such interpretations of this Code as it deems appropriate.

Attachment A
                                                                    CONFIDENTIAL


                            QUARTERLY PERSONAL TRADING REPORT

                                                                    , 20
                       ----------------------------------------------    ------
                                  [quarter & date]



----------------------------------
             Print Name



The form on the next page discloses for the quarterly period above all acquisitions and dispositions noted in the definition of "Reportable Transactions" below.






                                   ---------------------------------------------
                                        Signature                      Date

*Reportable transactions are all acquisitions or dispositions (e.g., exercise of rights, receipt of a gift), regardless of size, in securities or derivatives (including futures & options), except transactions in (a) direct obligations of the U.S. Government, (b) bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements and (c) shares of registered open-end investment companies (mutual funds). Non-volitional transactions are not required to be reported. The following types of transactions will be deemed non-volitional: stock splits, automatic tender offers, stock gained from mergers or spin-offs, stock dividends, demutualizations and purchases which are part of an automatic dividend reinvestment plan.

SALES OR OTHER DISPOSITIONS
-------------- ------ -------- ----------- ------ -------- --------------- -------------- -------- ---------- --------- -----------
Security Type  Units  Ticker/  Issuer/     Trade   Price      Principal   Broker/         Acct #    Interest  Maturity  Gift/
                      Cusip    Company     Date               Amount      Dealer/Bank(1)             Rate(2)  Date(2)   AIP/NBI(3)
============== ====== ======== =========== ====== ======== =============== ============== ======== ========== ========= ===========

-------------- ------ -------- ----------- ------ -------- --------------- -------------- -------- ---------- --------- -----------

-------------- ------ -------- ----------- ------ -------- --------------- -------------- -------- ---------- --------- -----------

-------------- ------ -------- ----------- ------ -------- --------------- -------------- -------- ---------- --------- -----------

-------------- ------ -------- ----------- ------ -------- --------------- -------------- -------- ---------- --------- -----------

-------------- ------ -------- ----------- ------ -------- --------------- -------------- -------- ---------- --------- -----------

-------------- ------ -------- ----------- ------ -------- --------------- -------------- -------- ---------- --------- -----------

-------------- ------ -------- ----------- ------ -------- --------------- -------------- -------- ---------- --------- -----------

PURCHASES OR OTHER ACQUISITIONS
-------------- ----- --------- ----------- ------ -------- --------------- -------------- -------- ---------- --------- -----------
Security Type  Units Ticker/   Issuer/     Trade   Price      Principal    Broker/        Acct #    Interest  Maturity  Gift/
                     Cusip     Company     Date               Amount       Dealer/Bank(1)            Rate(2)   Date(2)  AIP/NBI(3)
============== ===== ========= =========== ====== ======== =============== ============== ======== ========== ========= ===========

-------------- ----- --------- ----------- ------ -------- --------------- -------------- -------- ---------- --------- -----------

-------------- ----- --------- ----------- ------ -------- --------------- -------------- -------- ---------- --------- -----------

-------------- ----- --------- ----------- ------ -------- --------------- -------------- -------- ---------- --------- -----------

-------------- ----- --------- ----------- ------ -------- --------------- -------------- -------- ---------- --------- -----------

-------------- ----- --------- ----------- ------ -------- --------------- -------------- -------- ---------- --------- -----------

-------------- ----- --------- ----------- ------ -------- --------------- -------------- -------- ---------- --------- -----------

-------------- ----- --------- ----------- ------ -------- --------------- -------------- -------- ---------- --------- -----------

DID YOU ESTABLISH ANY INVESTMENT ACCOUNTS (I.E., BROKER/DEALER/BANK) THIS
QUARTER? IF SO INSERT THE FOLLOWING INFORMATION BELOW:

Name of Broker, Dealer or Bank where account was established
                                                            -----------------------------------------------------------------------
Account Number
              --------------------------------------------------------------------------------------------
Date Account was opened
                       -----------------------------------------------------------------------------------

FOOTNOTES
(1) If you have made a direct issuer trade (i.e. traded directly with the company) enter N/A in this column.
(2)  For Fixed Income securities only.
(3)  Indicate here if transaction is a Gift, Automatic Investment Plan
     (AIP), or No Beneficial Ownership (NBI-you claim that you do not have any direct or indirect beneficial ownership in such transactions).

NOTE:  Use additional forms if necessary to report all transactions.

Attachment B

PERSONAL SECURITIES HOLDINGS REPORT
Return To: Glory Ekpe - 345 Park Avenue, NY, NY 10154

-------------------------------------------------------------------------------------------------------------------

Name____________________________________________
                                    (print)

---------------- ---------------- ------------- -------------- ---------------- -------------- --------------- --------------------
   Symbol        Issuer/Company   Security Type Principal Amt.      Number of        Name of   Account Number      Name in which
(or CUSIP)                                                           Shares     Broker/Dealer                     Security/Acct.
                                                                                     or Bank                          is held
---------------- ---------------- ------------- -------------- ---------------- -------------- --------------- --------------------

---------------- ---------------- ------------- -------------- ---------------- -------------- --------------- --------------------

---------------- ---------------- ------------- -------------- ---------------- -------------- --------------- --------------------

---------------- ---------------- ------------- -------------- ---------------- -------------- --------------- --------------------

---------------- ---------------- ------------- -------------- ---------------- -------------- --------------- --------------------

---------------- ---------------- ------------- -------------- ---------------- -------------- --------------- --------------------

---------------- ---------------- ------------- -------------- ---------------- -------------- --------------- --------------------

The undersigned does not by this report admit that he/she has any direct or indirect beneficial ownership in the securities listed.

/ / I certify that the securities listed above and/or the holdings statements attached reflect all my reportable securities holdings as of a date not earlier than 30 days prior to the date of my submission of this Report.

/ /I currently have no reportable securities holdings to report.

Not all securities are required to be reported. Reportable Securities holdings do not include direct obligations of the U.S. Government, shares of open-end investment companies (mutual funds), bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements.


                   -------------------------           --------------
                   Signature                           Date

ATTACHMENT C


Return Completed Form to:  Glory Ekpe/345 Park Avenue, NY, NY, 10154


           Annual Acknowledgement of Obligations Under the Fund's Code of Ethics

-------------------------------------------
          Name (print clearly)



I.       CODE OF ETHICS

         I understand that my signature below means that I have read/reread and understand the Fund's Code of Ethics. Further, I have reported all personal holdings and transactions required to be reported pursuant to the requirements of the Code and have complied with the provisions of the Code of Ethics applicable to me over the past year and will continue to comply with such provisions.

II.      CHECK THE APPROPRIATE STATEMENTS:

         (a)      [   ]  I am a Disinterested Director and thus not required to
                  provide duplicate account statements or disclose the existence of brokerage accounts; or

         (b)      [   ]  I am an Unaffiliated but not a Disinterested Director:

                  (1) The following is a complete list of all broker, dealer or bank accounts that contain holdings wherein I have beneficial ownership:

               Account Number                              Broker Name


        -------------------------------------     ------------------------------

        -------------------------------------     ------------------------------

        -------------------------------------     ------------------------------

                                  and

                  (2) [ ] I have arranged for provision of a complete report of all my holdings information in the form of duplicate account statements for all of my covered accounts. (Holdings of direct obligations of the U.S. Government, shares of open-end investment companies (mutual funds), bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements, are not required to be reported); or

                  (3) [ ] I have not arranged for provision of all of my holdings, so I have submitted a supplemental report of all current holdings concurrently herewith (Use Attachment B to list additional holdings not on file).


-------------------------------                       --------------------------
Signature                                             Date